UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 16, 2017

Columbia Pipeline Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36835	51-0658510
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

5151 San Felipe St., Suite 2500 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 386-3701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 16, 2017, Columbia Pipeline Partners LP, a Delaware limited partnership (“CPPL”), reconvened its special meeting of unitholders, which was originally scheduled for February 7, 2017 and adjourned to February 16, 2017 (the “Special Meeting”), to vote on the proposal identified in the definitive proxy statement dated January 3, 2017, which was first mailed to CPPL unitholders on or about January 5, 2017.

As of the close of business on January 4, 2017, the record date for the Special Meeting, there were 53,843,466 CPPL common units outstanding and entitled to vote at the Special Meeting. A quorum of 32,967,645 common units was represented in person or by proxy at the Special Meeting. A summary of the voting results for the following proposal, which is described in detail in the definitive proxy statement, is set forth below:

1.	Proposal to approve the Agreement and Plan of Merger, dated as of November 1, 2016, by and among Columbia Pipeline Group, Inc. (“CPG”), Pony Merger Sub LLC, Columbia Pipeline Partners LP and CPP GP LLC, and the transactions contemplated thereby, including the merger (the “Merger Proposal”).The Merger Proposal received the affirmative vote of approximately 97.66% of the outstanding common units represented at the Special Meeting in person or by proxy.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
32,196,452	356,521	387,503	0

In addition, the Merger Proposal was also approved by holders of a majority of CPPL’s outstanding common units as of January 4, 2017 other than CPG and its affiliates.

No other business properly came before the Special Meeting.

Item 8.01. Other Events.

On February 16, 2017, CPPL and CPG jointly issued a press release announcing the results of the unitholder vote at the Special Meeting. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated February 16, 2017, issued by Columbia Pipeline Group, Inc. and Columbia Pipeline Partners LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Pipeline Partners LP (Registrant)

	By:	CPP GP LLC, its general partner

Date: February 16, 2017	By:	/s/ Nathaniel A. Brown
	name:	Nathaniel A. Brown
	Title:	Controller and Principal Financial Officer (Principal Accounting Officer and Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated February 16, 2017, issued by Columbia Pipeline Group, Inc. and Columbia Pipeline Partners LP

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